Exhibit 10.3
ADDENDUM TO CONSULTING AGREEMENT
This is an ADDENDUM to the CONSULTING AGREEMENT, which agreement was effective as of October 31, 2022 (the “Consulting Agreement”), and which is by and between United Natural Foods, Inc. (the “Company”), and Eric Dorne (the “Consultant”).

WHEREAS, the Company and the Consultant wish to identify additional Consulting Services encompassed by the Consulting Agreement; and

WHEREAS, the Consultant is willing and able to furnish such services to the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants stated in the Consulting Agreement, the sufficiency of which the parties acknowledge, the Company and the Consultant hereby agree to supplement (but not replace) the terms already appearing in the Consulting Agreement, with the following terms:

1.Additional Consulting Services. In addition to the Consulting Services identified in Section 1 of the Consulting Agreement, the Consultant agrees to consult with the Company regarding the business of UNFI Retail, which includes company owned and operated Cub and Shoppers retail stores, as well as franchised Cub retail stores (“UNFI Retail”). Specifically, the Consultant agrees to consult with the Company regarding issues central to UNFI Retail. The Consulting Services as described herein include but are not limited to consulting with the Company regarding the current level and quality of operations, evaluating strategic alternatives to maximize value, team structure and continuity all with respect to UNFI Retail. The Consultant agrees to provide the additional Consulting Services identified herein for up to an additional 12 hours per week on a schedule to be determined by the Consultant, for a period of no more than 180 days, beginning on or after April 12, 2023 (the “Addendum Period”). For avoidance of doubt, Consultant agrees to provide all Consulting Services identified herein and in Section 1 of the Consulting Agreement for a total of up to 16 hours per week during the Addendum Period. Following the end of the Addendum Period, Consultant shall return to providing the original Consulting Services as identified in the Consulting Agreement and for the hours provided therein for the then-remaining of the term of the Consulting Agreement, if any.

2.Signatures Binding. Pursuant to Section 4 of the Consulting Agreement, upon the signatures of the Company and the Consultant to this Addendum to Consulting Agreement, the Consulting Agreement shall be amended only as expressly provided herein.
[next page is signature page]

IN WITNESS WHEREOF, each party has executed this Addendum to the Consulting Agreement as of the date set forth below.

United Natural Foods, Inc.

By: /s/ J. Alexander Miller Douglas
Name: J. Alexander Miller Douglas
Title: Chief Executive Officer
Date: 4/11/23

Consultant Eric Dorne

Signature: /s/ Eric Dorne
Print Name: Eric Dorne
Date: 4/11/23